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                                                                    EXHIBIT 10.3

                               CHERRY CREEK PLAZA
                              OFFICE BUILDING LEASE

     THIS LEASE, made effective this 18th day of May, 1999 between PLAZA II LTD., a limited partnership of Denver, Colorado, LANDLORD, and HIGH SPEED ACCESS CORP., TENANT.

                                    PREMISES

     1. DESCRIPTION. Landlord does hereby lease to Tenant and Tenant hereby rents form Landlord those certain interior premises designated on the Plan attached hereto as Exhibit A (hereinafter "Premises") and by this reference made a part hereof, said Premises being situated on the ninth (9th) floor(s) known as Suite 900, consisting of approximately 13,056 rentable square feet, together with two lines on the tenant directory, in that certain building known as Cherry Creek Plaza II (hereinafter "Building"), located at 650 South Cherry Street, Denver (Arapaho County), Colorado, together with a non-exclusive right, subject to the provisions hereof to use plazas, common areas, Amenities (as defined herein) or other areas on the real property legally described on Exhibit B designated by Landlord for the exclusive or non-exclusive use of tenants of the Building Complex (the "Common Areas"). The Building is part of that certain development which is commonly referred to as Cherry Creek Plaza which includes buildings with the street addresses of 600 South Cherry Street and 650 South Cherry Street, Denver, Colorado, and a parking structure, all plazas, Common Areas, other areas and appurtenances thereto (the "Building Complex"). Said letting and renting is upon and subject to the terms, covenants and conditions set forth herein and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

         A. CONDITION OF PREMISES. Tenant accepts the Premises in its condition and configuration at the time of the commencement of this Lease. Landlord shall have no obligation to alter nor remodel the Premises unless otherwise specifically agreed in writing. (See attached Addendum, which shall become an integral part of this Lease.)

                                      TERM

     2. PRIMARY. The primary term of this Lease shall be for fourteen (14) months, and subject to Paragraph 2.B., shall commence on June 1, 1999 and end on July 31, 2000 unless sooner terminated pursuant to this Lease.

         A. DELAY IN COMMENCEMENT. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the commencement date set forth above, Landlord shall not be liable for any damages thereby, nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to



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Tenant; and such postponement shall be in full settlement of all claims which
Tenant may otherwise have by reason of such delay. If the commencement of the term is delayed and such commencement date would occur on other than the 1st day of the month the term as to commence, the commencement date of the primary term shall be further delayed until the 1st day of the following month and the expiration of the term shall be extended so that the primary term will continue for the full period set forth in subparagraph A above. As soon as practicable after the primary term commences, Landlord and Tenant shall execute an addendum to this Lease setting forth the exact date on which the primary term commenced and the expiration date of the primary term.

                                      RENT

     3. BASIC MONTHLY RENT. Tenant shall pay to Landlord as Base Rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of Twenty Thousand Six Hundred Seventy-two Dollars and No 100ths Dollars ($20,672.00). All rent shall be paid at the office of Landlord or to such other person or to such other place as Landlord may designate in writing. If payment of rent or other monetary sums due Landlord hereunder is made later than the tenth (10th) day of the month when due, in addition to the amounts described in Paragraph 16.F, a one-time administrative late charge of five percent (5%) of the amount due, or $50.00, whichever is greater, shall be due and payable by Tenant upon demand. If the commencement date is not the first day of a month, or if the Lease termination date is not the last day of a month, a prorated monthly installment shall be paid based upon a rate of 1/30th of the then current monthly rental per day for the fractional part of the month during which the Lease commences and/or terminates.

         A. RENT DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Twenty Two Thousand Six Hundred Ninety-seven and no 100ths Dollars ($22,697.00) as Base Rent for the month(s) of June, 1999 including parking rental.

         B. ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay to Landlord Tenant's Proportionate Share (as hereinafter defined) of Operating Costs (as hereinafter defined) and such other charges as are required by the terms of this Lease to be paid by Tenant which may be referred to herein as "Additional Rent." Landlord shall have the same rights as to the Additional Rent as it has to the payment of Base Rent. All amounts of Base Rent and Additional Rent under the Lease may be referred to herein as "Rent."

                                     PARKING

     4. Tenant and its employees shall have the right to use on an unreserved, first come, first served basis a total of fifty-four (54) parking spaces of which twenty-seven (27) are covered spaces and the remainder of which are not covered, provided in the Building Complex on the terms and conditions contained herein and in a parking agreement each user of such spaces agrees to execute. If Tenant shall fail to obtain an agreement from each user of the parking spaces and deliver it to


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Landlord, Tenant shall assume all obligations set forth in this paragraph and in such agreement for Landlord's rules and regulations for parking for such user. Tenant agrees to pay Two Thousand Twenty Five an no 100ths Dollars ($2,205.00) in advance base monthly rental for said spaces, payable concurrently with the Base Rent provided above. Landlord shall be entitled to increase or decrease the charge per parking space from time to time upon not less than one month's written notice to Tenant of such increase or decrease. If Tenant fails to pay the parking charges in a timely manner, Landlord, at its election, may cancel Tenant's right to use the number of spaces for which Tenant has failed to pay and shall notify Tenant of such cancellation. In addition to other remedies for Landlord for an Event of Default under the Lease, Tenant shall forfeit its right to all parking spaces granted hereunder. Landlord will also provide visitor parking to be used on a first come, first served basis by visitors to the Building Complex. Tenant, its employees and visitors, agree to obey and abide by all rules and regulations established, modified and amended from time to time by Landlord for the safety, protection, cleanliness and preservation of order in connection with such parking, ingress and egress and other automobile and pedestrian use of said property. Landlord reserves the right to specifically assign and reassign from time to time the location of any or all of said parking spaces among the tenants of the Building Complex in any manner in which Landlord deems reasonable in Landlord's sole judgment. Landlord, its agent and employees shall not be responsible to Tenant, its employees or visitors, for any damage, fire, theft or loss to vehicles or other properties or injuries to persons occurring in the parking structure parking areas or arising out of the use of the parking spaces whether caused by theft, collision, moving vehicle, explosion or any other activity or occurrence or for the non-performance by any other tenant, visitor or user of said parking facilities of said rules and regulations or assignment of spaces.

                                SECURITY DEPOSIT

     5. Tenant has deposited with Landlord the sum of Twenty-two Thousand Six Ninety-seven and No Hundredths Dollars ($22,697.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Said deposit shall not be considered as liquidated damages and if claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If said deposit has not bee utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant or to whomever is the then holder of Tenant's interest in the Lease, without interest, within sixty (60) days after the termination of the Lease or surrender and acceptance of the Premises, whichever occurs last. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor interest whereupon



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Tenant agrees to release Landlord from liability for the return of such depo0sit or the accounting therefor.

                            OPERATING COSTS INCREASES

     6. PAYMENT. In addition to the monthly Base Rent provided above, during the term of this Lease and any extensions or renewals hereof, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share (as hereinafter defined) of increases in Operating Costs (as hereinafter defined) in accordance with the provisions of this Paragraph 6.

         A. DEFINITIONS. In addition to the terms herein above defined, the following terms shall have the following meanings with respect to this Paragraph of the Lease:

            [1] "BASE OPERATING COSTS" shall mean the actual Operating Costs for the Building for calendar year 1999, excluding the annual reserve described in subparagraph B(5)(1) below. Tenant acknowledges that Landlord has not made any representation or given Tenant any assurance that the Operating Costs will equal or approximate the actual Operating Costs for any calendar year during the primary term of this Lease or any extension thereof, except for the calendar year set forth above.

            [2] "TENANT'S PROPORTIONATE SHARE" shall mean 8.2420 percent (8.2420%), which is Tenant's proportionate share of the total Rentable Area of the Building.

            [3] "LANDLORD'S ACCOUNTANTS" shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building and/or to prepare the federal and state income tax returns for Landlord with respect to the Building.

            [4] "RENTABLE AREA" shall mean the total rentable area of the Building computed on a full floor rentable area basis, which is 158,408 square feet as of the date hereof.

            [5] "OPERATING COSTS" shall mean all operating costs and expenses of the Building Complex of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation and maintenance of buildings in the metropolitan Denver, Colorado area. Landlord shall allocate Operating Costs attributable to operation and maintenance of the Building Complex between and among all of the buildings located in the Building Complex on an equitable basis which may change from time to time. Operating Costs shall include but not be limited to:

                [a] All real and personal property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority. The foregoing shall include any taxes or assessments of a nature not presently in


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          effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex, or for any other reason, whether in lieu of, or in addition to, any current real estate taxes and assessments; provided, however, any taxes which shall be levied on the rentals of the Building shall be determined as if the Building were Landlord's only property and, provided further, that in no event shall the term "taxes or assessments," as used herein, including any net federal or state income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. Such term shall, however, including gross taxes on rentals. All of the foregoing are collectively referred to herein as the "Taxes." "Assessment" shall include so-called special assessments, any license tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government or any school or other improvement or special district thereof, against the Building or the Building Complex. Expenses incurred by Landlord for tax consultants in contesting the amount or validity of any such taxes or assessments shall be included in such computations. Notwithstanding anything to the contrary contained herein, Tenant shall pay before delinquency any and all taxes, assessments, license taxes, and other charges levied, assessed or imposed and which become payable upon Tenant's operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises.

                [b] Costs of supplies, including, but not limited to, the cost of relamping all standard building tenant lighting as the same may be required from time to time.

                [c] Cost incurred in connection with obtaining and providing energy to the Building Complex, including, but not limited to, costs of natural gas, electricity and fuel oils, or any other energy sources.

                [d] Costs of water and sanitary and storm drainage services.

                [e] Costs of janitorial and security services, including the cost of managing and operating a computer which controls building energy consumption, life safety equipment, fire alarms, and security access/response, when applicable.

                [f] Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts, and repairs and replacements of equipment used in connection with such maintenance and repair work.

                [g] Costs of maintenance and replacement of landscaping.


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                [h] Insurance premiums, including fire and all-risk coverage
          (including flood and earthquake coverage), together with loss of rent endorsement, the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the building Complex or Common Areas or any component parts thereof, public liability insurance (under primary and umbrella policies); and any other insurance carried by Landlord on the Building Complex or Common Area or any component parts thereof (all such insurance shall be in such amounts and with such deductibles as Landlord may reasonably determine).

                [i] Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute.

                [j] Professional building management fees (provided that such fees shall not be in excess of comparable costs for comparable services in comparable office buildings in the metropolitan Denver, Colorado area).

                [k] Legal, accounting, inspection and other consultation fees incurred in the ordinary course of operating the Building and in making the computations required hereunder.

                [l] The costs of capital improvements and structural repairs and replacements made in or to the Building Complex and/or Common Areas in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building and/or Common Areas (herein "Required Capital Improvements"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Costs (herein "Cost Savings Improvements"); and a reasonable annual reserve (not to exceed fifteen cents annually per rentable square foot) for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building Complex. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized at a market rate return over the useful life of such capital improvements or structural repair or replacement (as determined by Landlord's accountants); provided that the amortized amount of any Cost Savings Improvements shall be limited in any year to the reduction in Operating Costs as a result thereof.

     "Operating Costs" shall not include: (i) costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building Complex other than work of a kind and scope which Landlord


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would be obligated to furnish to all tenants whose leases contain rental adjustment and services provision similar to this Lease; (ii) costs of repairs or other work occasions by fire, windstorm or other insured casualty to the extent of insurance proceeds received; (iii) leasing commissions, advertising expenses and other costs incurred in leasing space in the Building; (iv) costs of repairs or rebuilding necessitated by condemnation; (v) any interest on borrowed money or debt amortization, except as specifically set forth above; or
(vi) depreciation on the Building Complex.

         B. PAYMENTS. Tenant hereby agrees for each calendar year of the term hereof to pay to Landlord as hereafter provided, Tenant's Proportionate Share of the amount of the increase in the Operating Costs for the calendar year completed over the Base Operating Costs. Tenant also agrees to pay to Landlord monthly at the same time as the Base Rent is paid during each calendar year following the year in which the primary term commences, an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of any projected increases in Operating Costs in excess of the Base Operating Costs, with a final adjustment to be made between parties at a later date for said calendar year in accordance with the procedure set forth herein.

            [1] As soon as practicable following the end of each calendar year during the primary term, beginning with the end of the calendar year in which the primary term commences, Landlord shall submit to Tenant a statement setting forth: (i) the exact amount of the increase, if any, in Tenant's Proportionate Share of the increases in Operating Costs for the calendar year just completed over the Base Operating Costs; and (ii) for each calendar year following the year during which the primary term commences, the difference, if any, between Tenant's actual Proportionate Share of the Operating Costs for the calendar year just completed and the estimated amount of Tenant's Proportionate Share of the increases in Operating Costs which was paid for such year. Such statement shall also set forth the amount of the estimated increases, if any, in Operating Costs over Base Operating Costs for the new calendar year computed in accordance with the foregoing provisions and the corresponding increase or decrease in Tenant's monthly rent for such new calendar year above ro below the Additional Rent paid by Tenant for the immediately preceding calendar year; provided, however, in no event will the rental to be paid by Tenant hereunder be less than the Base Rent for such calendar year.

            [2] To the extent that Tenant's Proportionate Share of the actual increase in Operating Costs for the period covered by such statement are higher than Tenant's Proportionate Share of the estimated increases which Tenant previously paid during the calendar year just completed, if any, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of said statement from Landlord. If, however, Tenant's Proportionate Share of the actual increases in Operating Costs for the period covered by the statement are less than Tenant's Proportionate Share of the estimated increases which Tenant previously paid during the calendar year just completed, if any, Landlord shall credit the difference against the Tenant's estimated payment for such Operating Costs for the current year. Until Tenant receives such statement, Tenant shall continue to pay the amount required


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     for the prior year, but Tenant shall commence payment to Landlord of the monthly installments of such estimates on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay to Landlord or deduct from the rent, as the case may be, the difference, if any, between the monthly installments of rent, so adjusted, for the new year and the monthly installments of rent actually paid during the new calendar year.

         C. SURVIVAL. Tenant's obligation with respect to payment of its Proportionate Share of the increase in Operating Costs shall survive the expiration or early termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure such payment attributable to the year in which the Lease terminates. If the Lease is in effect for less than a full calendar year during the first or last calendar years of the primary term, Tenant's Proportionate Share for such partial year shall be calculated by proportionately reducing the Base Operating Costs to reflect the number of months in such year during which the Lease was in effect (the "Adjusted Base Operating Costs"). The Adjusted Base Operating Costs shall then be compared with the actual Operating Costs for said partial year to determine the amount, if any, of any increases in the actual Operating Costs for such partial year over the Adjusted Base Operating Costs.

         D. TENANT REVIEW. Tenant shall have the right, at any time within thirty (30) days after a statement of actual Operating Costs for a particular calendar year has been rendered by Landlord as provided herein, upon written notice to Landlord, at Tenant's sole cost and expense, to examine Landlord's books and records during ordinary business hours relating to the determination of such Operating Costs at the location where such books and records are maintained. Unless Tenant objects to the rental adjustment herein within said thirty (30) day period, such statement and adjustment shall be deemed conclusive. Notwithstanding notice by Tenant pursuant to this paragraph, Tenant shall continue to pay Landlord the amount of the adjusted monthly installment of Additional Rent determined by Landlord as provided in this paragraph.

         E. SPACE COMPUTATION. Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Costs with respect to its leased premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations herein provided for, Landlord shall be permitted to modify the computation of Base Operating Costs, Rentable Area, and Operating Costs for a particular calendar year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph 6 as shall be reasonably necessary to achieve the intention of the parties hereto. In the event the Rentable Area is not fully occupied during any particular calendar year, Landlord may adjust those Operating Costs which are affected by the occupancy rates for the particular calendar year, or portion thereof, as the case may be, to reflect a full occupancy.


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                                       USE

     7. PURPOSE. The Premises are to be used for executive and general office purposes and for no other purposes without the prior written consent of Landlord.

         A. PROHIBITIONS. Tenant shall not use, or permit said Premises or any part thereof to be used, for any purpose or purposes other than the purposes for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will increase the existing rate of insurance upon the building in which said Premises may be located, or cause a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used, disposed of or sold, in or about said Premises, any article or substance which may be prohibited by Landlord's insurance policies. Tenant shall not keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed a hazardous substance or infectious waste under any Applicable Law, as defined below. Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building Complex, nor, without limiting the generality of the foregoing, shall Tenant allow said Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant use any apparatus, machinery or device in or about the demised premises which shall make any noise or vibration or which shall in any way increase the amount of electricity, gas or water to be furnished or supplied under this Lease.

         C. COMPLIANCE WITH LAW. Tenant, at its sole cost, shall comply with all laws, orders, statutes, ordinances or governmental rules or regulations of federal, state, county, municipal authorities, quasi-governmental, and utility providers now in force or which may hereafter be enacted or promulgated (the "Applicable Laws"), which impose a duty on Landlord or Tenant with respect to the Premises, or te use or occupation thereof. Notwithstanding the foregoing and subject to reimbursement as set forth in paragraph 6 above, Landlord will be responsible for compliance of the Common Ares of the Building Complex with Applicable Laws, including the Americans With Disabilities Act; provided, however, Landlord shall have no obligation for compliance if such compliance is a result of Tenant's use or occupancy of its Premises.

                              SERVICE AND UTILITIES

     8. A. LANDLORD'S OBLIGATIONS. Subject to the provisions below, Landlord agrees, without charge, in accordance with standards determined by Landlord from time to time for the Building: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use, provided the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to furnish, subject to availability and capacity of Building systems, unfiltered treated cooling tower water for use in Tenant's packaged HVAC systems provided that such systems



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are approved by Landlord and equipped with Landlord-approved strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (6) to provide janitorial services for the Premises to the extent of the Tenant improvements Landlord has completed in the Premises (including window washing of the inside and outside of exterior windows); and (7) to cause electric current to be supplied to the Premises for Tenant's Standard Electrical Usage. Items (1) though (7) may be collectively called "Services." "Tenant's Standard Electrical Usage" means weekly electrical consumption in an amount determined by (i) multiplying 3.5 watts/square foot by 60 hours and (ii) multiplying the product thereof by the number of rentable square feet in the Premises. "Ordinary Business Hours" means 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         B. TENANT'S ADDITIONAL REQUIREMENTS. "Excess Usage" shall be defined as any service usage (i) during other than Ordinary Business Hours; or (ii) electricity in an amount in excess of Tenant's Standard Electrical Usage or water in the Premises; (iii) for Special Equipment (as defined herein); or (iv) for heat and air conditioning service, during other than Ordinary Business Hours. "Special Equipment," as used herein, shall mean (a) any equipment consuming more than 0.5 kilowatts at rated capacity; (b) any equipment requiring a voltage other than 110 volts, single phase; or (c) equipment that requires use of self-contained HVAC units. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage. Such reasonable costs will include Landlord's costs for materials, reasonable wear and tear on equipment, utilities and labor (including fringe and overhead costs). Computation of Landlord's costs for providing such services will be made by Landlord's engineer, based on an engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing heating, ventilating and air conditioning system and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. Tenant may request that Landlord, at Tenant's sole costs and expense, install a check meter and/or full meter to assist in determining the cost to Landlord of Tenant's Excess Usage. If Tenant desires electric current and/or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord shall use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it, from time to time, for such services. If Tenant should require water in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord for the installation and use thereof and shall bear all costs retained to such Excess Usage, including but not limited to the cost of supplies and the cost of such meters and installation, maintenance and repair thereof, and an accounting therefor, as reasonably determined by Landlord.


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         C. TENANT'S OBLIGATION. Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be provided by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease.

         D. NON-LIABILITY. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing services when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or any other cause similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with incidental to failure to furnish any of the foregoing services.

               MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

     9. A. MAINTENANCE AND REPAIRS.

           (1) LANDLORD'S OBLIGATIONS. Landlord shall (i) make repairs to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) as are deemed necessary by Landlord for normal maintenance operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to all Common Areas. Except as provided in this subparagraph or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

           (2) TENANT'S OBLIGATIONS.

               (a) Tenant at Tenant's sole cost and expense, except for Services furnished by Landlord pursuant to Paragraph 8 hereof, shall maintain the Premises in good order, condition and repair, reasonable wear and tear excepted.

               (b) Tenant agrees to repair any damage to the Premises or the Building and to replace any items which in Landlord's opinion cannot be satisfactorily repaired caused by any act or neglect of Tenant, its employees and agents, the failure of Tenant to observe any provision of this Lease, or the removal from the Building of any property belonging to Tenant. This includes, without limitation, repairing or replacing the carpet, draperies and other wall and floor coverings where unreasonable wear or damage has occurred. All such repairs and replacements shall be done at Tenant's sole cost and subject to the provisions of Paragraph 9.B.

               (c) In the event Tenant fails to maintain the Premises in good order, condition and repair as provided in this Lease, Landlord shall give Tenant notice to such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at twelve percent (12%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

               (d) Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises (including the carpet and draperies) in the same condition as received, reasonable wear and tear and damage by fire, earthquake, act of God or the elements alone excepted, and shall promptly remove or cause to be remove at Tenant's expense from the Premises and the Building all property belonging to Tenant. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any loss of rent suffered by Landlord by reason of such delay. In the event Tenant fails to remove its property, all such items not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account thereof. Tenant shall pay Landlord all expenses incurred in connection with such property. Tenant shall pay Landlord the cost of removal and/or repairing any damage to the Building or the Premises caused by removal of such property. Tenant's obligation hereunder shall survive the expiration or other termination of this Lease.

         B. ALTERATIONS AND ADDITIONS.

            (1) Tenant shall make no repairs, alterations, additions or improvements to the Premises or any part thereof without obtaining the prior approval of Landlord.

            (2) Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that upon written request of Landlord prior to the expiration or earlier termination of the Lease, Tenant will remove any and all permanent improvements or additions to the Premises installed at Tenant's expense and all movable partitions, counters, personal property, equipment, fixtures and furniture. If any work done on behalf of Tenant is performed by Landlord or the Building manager, Tenant shall pay to Landlord, upon receipt of billing therefor, the costs for supervision and control of such persons as Landlord may determine to be necessary and reasonable.

            (3) All such repairs, alterations, additions or improvements hall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon and surrendered with the with the Premises, unless specified pursuant to Paragraph (2) above.

                                ENTRY BY LANDLORD

         10. Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply janitorial services and any other service to be provided by Landlord or Tenant hereunder, to show the same to prospective purchasers or tenants of the Building, and make such alterations, repairs, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Any such reentry shall not constitute an eviction or entitle Tenant to abatement of Rent. Furthermore, Landlord shall at all times have the right at Landlord's election to make such alterations or changes in portions of the Building Complex as Landlord may from time to time deem necessary and desirable as long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of the Premises. Landlord, during the term of this Lease, shall have the right, upon ninety (90) days' prior written notice to Tenant, to change the name, number or designation of the Building in which the Premises are located without liability to Tenant. Tenant shall not without the prior consent of Landlord change the locks or install additional locks on any entry door or doors to or within the Premises.

                                      LIENS

         11. Tenant shall keep the Premises and the Building fee from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and does hereby agree to indemnify, hold harmless and defend Landlord from any liens, costs, attorney's fees and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. If any lien is recorded against the Premises, Landlord may pay such amount and any costs ad the amount paid, together with reasonable attorney's fees incurred, shall be immediately due Landlord upon notice. Tenant shall give to Landlord at least ten
(10) days' prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

                               DAMAGE TO PROPERTY

         12. A. Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant. Tenant shall maintain throughout the Term "all risk" or "multi-peril" insurance for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

             B. Tenant agrees to indemnify, defend, and hold Landlord, its agents, and employees harmless from all liability, costs, or expenses, including attorney's fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence, misconduct or breach of this Lease by the Tenant or Tenant's agent or employees.

                        DAMAGE OR DESTRUCTION TO BUILDING

         13. A. In the event the Premises or the Building of which the same are a part are damaged by fire or other insured casualty and the insurance proceeds have been made available to Landlord by the holder or holders of any mortgages or deeds of trust covering the Premises, or the property of which the same are a part, the damage shall be repaired by and at the expense of Landlord to the extent of the Building standard tenant finish work and of such insurance proceeds available therefor, provided such repairs can, in Landlord's sole opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums. Until such repairs are completed, the rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to three (3) days or less). If the dame is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of rent. If repairs cannot, in Landlord's sole opinion, be made within one hundred twenty (120) days, or if Landlord does not so elect to make such repairs, then either party may, by written notice to the other, given within sixty (60) days after the happening of such damage cancel this Lease as of the date of the occurrence of such damage. A total destruction of the Building in which Premises are located shall automatically terminate this Lease.

             B. Except as provided in this Paragraph, there shall be no abatement of rent an no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind on Tenant's leasehold improvements or on Tenant's personal property under the provisions of this Lease, an that Landlord shall not be obligated to repair any damage thereto or replace the same.

             C. In the event that the Building in which the demised Premises may be situated be destroyed to the extent of not less than thirty percent (30%) of the replacement cost thereof, or in the event the Applicable Laws or economic considerations make it impracticable to repair the damage within 60 days after the happening of such damage, Landlord may elect to terminate this Lease, whether the demised Premises be injured or not by written notice to Tenant to that effect. In the event of any dispute between Landlord and Tenant relative to the provisions of this Paragraph, they shall select an arbitrator, the two arbitrators so selected shall select a third arbitrator, and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Landlord an Tenant, who shall bear the cost of such arbitration equally between them.

                                    INSURANCE

         14. A. TENANT. Tenant shall procure and maintain at its cost primary insurance coverage for all of Tenant's leasehold improvements and personal property in or about the Premises or Building, for the full replacement cost thereof, providing broad form fire and extended coverage, sprinkler leakage, vandalism and malicious mischief. Any proceeds shall be used for the repair or replacement of leasehold improvements damaged or destroyed during the term of this Lease.

             B. LIABILITY. Tenant shall obtain and maintain throughout the term of this Lease a commercial general liability insurance policy, including protection against bodily injury, personal injury and property damage (employee and contractual liability exclusions deleted), issued by an insurance company qualified to do business in the State of Colorado, with a combined single limit of not less than $1,000,000 for bodily injury and property damage. Such policy shall provide that the same may not be canceled or modified without at least twenty (20) days' prior written notice to Landlord. Tenant shall deliver from time to time certificates evidencing that such insurance is in force and effect. The limits of said insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

             C. LANDLORD'S INSURANCE. Landlord shall maintain casualty insurance for the Building Complex and the shell and core of the Building to the extent of the tenant finish work performed by Landlord in the Premises, in such amounts, from such companies and on such terms and conditions, including loss of rental insurance, as Landlord deems appropriate, from time to time. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixture or equipment removable by Tenant under the provisions of this Lease, or any other leasehold improvements or personal property of Tenant.

             D. WAIVER. Notwithstanding anything to the contrary contained herein Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other, their officers, agents and employees (but not against other third parties) for (1) any loss on its property capable of being insured against by "all risk" or "multi-risk" insurance coverage whether carried or not; and (ii) all loss, cost, damage or expense arising out of or due to any interruption of business (regardless of the cause therefor), increased or additional costs of operation of business or their costs or expenses whether similar or dissimilar which are capable of being insured against under business interruption insurance whether or not carried. Each party shall apply to its insurers to obtain said waivers and obtain any special endorsements, if required by its insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

                          ASSIGNMENT AND SUBORDINATION

         15. A ASSIGNMENT AND SUBLETTING. Tenant shall not assign nor encumber this Lease, or any interest therein, and shall not sublet the said Premises or any part thereof, or any right to privilege appurtenant thereto, or suffer any other person (the agents and employees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. A consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any assignment or subletting without Landlord's prior written consent shall be void, and shall at the option of Landlord terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord. Notwithstanding the consent of Landlord to any sublease or Assignment, Tenant shall not be relieved of its primary obligations hereunder to Landlord. Landlord may, after default by Tenant, collect rent from any subtenant or assignee of occupant and apply the net amount collected to the Rent herein reserved, but no such collection will be deemed an acceptance of the subtenant or assignee or occupant as Tenant or release Tenant from its obligations. If Tenant collects any rent or other amounts from a subtenant in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly as and when received. All documents utilized by Tenant to evidence a subletting or assignment are subject to the approval of Landlord. Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, for determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

             B. SUBORDINATION TO MORTGAGE AND/OR DEED OF TRUST. This Lease is subject and subordinate to any present or future first mortgage and/or first deed of trust which now or hereafter may affect the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that no documentation other than this Lease is required to evidence such subordination. Notwithstanding the foregoing, in confirmation of subordination, Tenant will execute such documents as may be required by a mortgagee and if it fails to do so within 10 days after demand, Tenant hereby appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead to do so.

             C. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance and that not more than two (2) months' rental has been paid in advance.

             D. ATTORNMENT. Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a mortgage, or otherwise.

             E. QUIET ENJOYMENT. So long as Tenant complies with the terms and provisions of this Lease, Landlord agrees to warrant and defend in the quiet enjoyment and possession of the Premises during the term of this Lease, subject to the terms of the Lease and of any of the ground leases, mortgages or deeds of trust which now or hereafter may affect the Building.

                              DEFAULT AND REMEDIES

          16 A. DEFAULT. The occurrence of any of the following shall constitute an Event of Default and breach of this Lease by Tenant:

             (1) Any failure by Tenant to pay the rent or any other monetary sums required to be paid within ten (10) days after same are due hereunder;

             (2) The abandonment or vacation of the Premises by Tenant;

             (3) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said ten-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

             (4) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of petition filed against Tenant, the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where such seizure is not discharged within thirty (30) days.

          B. REMEDIES OF LANDLORD. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

             (1) (a) Without demand or notice, or reenter and take possession of the Premises or any part thereof and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or breach of this Lease. Should Landlord elect to reenter, as provided in this subparagraphs (1), or should Landlord take possession pursuant to legal proceedings or any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.

No such reentry or possession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

                 (b) If Landlord takes possession of the Premises as provided above without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable hereunder if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

             (2) Give Tenant notice of termination of this Lease ion the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will be terminated except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this paragraph, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent amounts would have been payable hereunder if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

          C. CUMULATIVE REMEDIES. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy provided now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this

Lease are also recoverable from Tenant. If any suit is brought, the prevailing party is also entitled to recover from the other party all reasonable attorneys fees and costs incurred in connection therewith.

          D. NO WAIVER. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

          E. BANKRUPTCY. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount t allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this paragraph.

          F. LATE PAYMENT CHARGE. Any Rent or other monetary sums not paid within 10 days after the due date shall thereafter bear interest at one and one-half (1-1/2%) of such amount per month until paid. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 10 days of demand by Landlord, thereafter bear interest at one and one-half percent (1-1/2%) of such amount per month until paid.

          G. WAIVER OF JURY TRIAL. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

                                 EMINENT DOMAIN

     17. In the event the Premises, or any part thereof, shall be taken by any exercise of the right of eminent domain or by action of any public or other authority during this Lease or any extension thereof, then this Lease shall terminate at the election of the Landlord, and if the Landlord shall not so elect to terminate this Lease, then the rental shall be proportionately adjusted. The Landlord reserves all rights to damages to said Premises and the leasehold hereby created, hereafter accruing by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done and in pursuance of any public or other authority; and by way of confirmation, the Tenant grants to the Landlord all of the Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. Nothing in this paragraph shall give Landlord any interest in, or preclude Tenant from seeking, on its own account, any award attributable to the taking of personal property or trade fixtures belonging to Tenant, or for the interruption of Tenant's business.

     18. SURRENDER AND HOLDING OVER. Upon the expiration or other termination of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises in accordance with subparagraph A(2)(d) of Paragraph 9. If, after the expiration of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent, and Landlord shall accept such rent or permit such possession, without any express written agreement as to such holding over, then such holding over shall be deemed and taken to be holding upon a tenancy from month to month, subject to all the terms and conditions hereof on the part of Tenant, to be observed and performed at a monthly Base Rent rate equivalent to one hundred twenty-five percent (125%) of the monthly installments paid by Tenant immediately prior to such expiration. Such month-to-month tenancy may be terminated by either party upon not less than ten (10) days notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any rental tendered by Tenant after expiration of the term hereof or as relieving Tenant of its liability pursuant to subparagraph A(2)(d) of Paragraph 9. If Tenant holds over without the consent of Landlord, Tenant shall be in default under the Lease and liable for any loss or liability resulting from such delay by Tenant in surrendering the Premises, including but not limited to, rent for such period at the holding over rate referred to above and consequential damages.

                                SECURITY INTEREST

     19. Subject to any prior purchase money security interests granted by Tenant, Tenant hereby conveys to Landlord all of Tenant's property situated on the Premises as security for the payment of all Rent and other amounts due or to become due hereunder, and Tenant shall execute such documents as Landlord may reasonably require to evidence and perfect Landlord's security interest therein. For this purpose, this Lease shall be considered to be a security agreement covering such personal property and Landlord, upon the occurrence of an Event of Default under this Paragraph 19 hereof, may exercise any rights of a secured party under the Uniform Commercial Code of the State of Colorado. Such security interest shall be prior and superior to any other security interest except an existing purchase money security interest. Tenant's property shall not be removed from the Premises without the consent of Landlord, except to the extent such property is replaced with an item of equal or greater value (and Landlord's security interest shall extend to such replacements and to the proceeds of all such property).

                              RULES AND REGULATIONS

     20. Tenant shall observe and comply with the Rules and Regulations attached hereto as Exhibit C, which are made part hereof, and with such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations.

                                    AMENITIES

     21. Landlord has made available space in the Building for a health club and dressing rooms and a conference room (together the "Amenities") which, subject to the following, are available for use by Tenant and its employees, other tenants of the Building and their employees subject to availability. The health club facility and conference room are considered as part of the Common Area of the Building and all costs associated therewith are Operating Expenses of the Building.

         A. The right granted to Tenant and its employees to use the Amenities shall be deemed a license only and Landlord's inability to make such facility available at any time during the term of the Lease shall not be deemed a breach by Landlord of any of its obligations under the Lease. Landlord reserves the right to close the Amenities, or a portion thereof, remove equipment without replacement or otherwise modify the Amenities area. Landlord will post the Amenity premises or notify Tenant if Landlord intends to close on or all or institute new rules for the use thereof.

         B. Tenant and its employees shall abide by all rules and regulations as are or may at any time be established by Landlord for use of the Amenities, including, but not limited to the following: (i) requiring payment to Landlord for any and all loss or damage caused by Tenant or Tenant's agents, employees or others than Tenant grants access to the Amenities occurring or related to the use of the Amenities; (ii) observing the special hours of operating, closing and nonuse of the Amenities; (iii) observing all posted rules and regulations; and
(iv) reserving the conference room through the Building Complex management office.

         C. The following are applicable to the health club facility:

            (1) Tenant and its employees understand that using the health club facilities and equipment or fixtures contained therein may be hazardous, and that injuries may result from use of the health club facilities, including the change of injury resulting from the negligence and carelessness of other users of the health facility or Landlord. Tenant acknowledges that health club facilities are not supervised and all risk of loss or injury is that of Tenant or its employees. Neither Landlord or its partners, agents or employees shall be liable for any injury, damages, fire, theft, or loss to persons or property while in the health club facilities, whether caused by theft, fire, defective equipment, negligence of Landlord, its partners, agents or employees, or negligence of others in the health club facilities of any other activity or occurrence in such health club facilities. Tenant, its employees or the invitees of either exempts and releases Landlord, its agents, its partners, servants, and employees from any and all liability, claims, demands or actions or causes of action whatsoever arising out of damage, loss or injury to the waiving party while in the health club facilities or while participating in any activities contemplated to be performed in the health club facilities, whether such loss, damage or injury, results from the negligence of Landlord, its partners, agents, servants or employees or from some other cause. Tenant, its employees, or either of their invitees into the health facility assume the risk of injury, loss or damage and shall indemnify, defend and hold Landlord, its agents, its partners and employees harmless from and against any claims of loss and damages incurred by Landlord arising out of Tenants, its employees' or invitees' use of the


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


health club facilities, including all costs, attorneys' fee and expenses and liabilities incurred on or about any such claim or action.

            (2) At Landlord's request, Tenant shall obtain a written agreement from all users of the health club facilities to the obligations under this Paragraph 21 using Landlord's standard form therefor prior t6o issuing a key to the health club facilities to such user or at any other time designated by Landlord. If Tenant shall fail to obtain such an agreement and deliver it to Landlord or its agents, Tenant shall assume all obligations set forth in this Paragraph for such user.

         D. Tenant and its employees shall be prohibited from allowing any other person to enter or use the Amenities without express consent of Landlord and execution of a written agreement from any such user described in subparagraph C above.

                                     NOTICE

     22. Any notice from the Landlord to the Tenant shall be deemed duly served if mailed by registered or certified mail, addressed to the Tenant at said Premises, whether or not Tenant has departed from, vacated or abandoned the Premises, or to the Landlord at the place from time to time established for the payment of rent, and the customary registered or certified mail receipt shall be conclusive evidence of such service. Either party may designate in writing served as above provided a different address to which notice is to be mailed.

                                SALE BY LANDLORD

     23. In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, and the Tenant agrees to attorn to the purchaser or assignee.

                                    BROKERAGE

     24. Tenant represents that it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except Oliver Real Estate ( collectively the "Brokers"). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant other than the Brokers. Tenant acknowledges Landlord is not liable for any representation by the Brokers regarding the Premises, the Building, Building Complex or this Lease. Tenant acknowledges that several of Landlord's partners and/or employees may be licensed real estate agents and may be providing brokerage services in connection with this Lease.

                                   RELOCATION

     25. If the Premises are less than 3,000 rentable square feet, Tenant agrees that Landlord may relocate Tenant to other space in the Building upon 30 days' prior written notice to Tenant containing at least the same amount of rentable space as is contained in the Premises, provided that the rent is not increased above the amount payable hereunder and the reasonable costs of relocating Tenant, including the cost of substantially comparable tenant finish in the new space, are borne by Landlord. The suite number designation and Exhibit A shall be deemed revised to reflect the description of the substitute premises. Except for such revisions the provisions of this Lease are applicable to the substitute premises which are the Premises following Tenant's move.

                            MISCELLANEOUS PROVISIONS

     26. A. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         B. Time is of the essence of this Lease and each and every provision hereof except as to the conditions relating to the delivery of possession of the Premises of Tenant.

         C. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         D. Notwithstanding expiration or termination of this Lease, this Lease shall be deemed to continue in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

         E. Clauses, plats and riders, if any, signed or initialed by Landlord and Tenant or an authorized representative of Tenant and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

         F. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

         G. This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

         H. Tenant acknowledges and agrees that it has not relied upon any statement, representations, agreements or warranties except such as are expressed herein.

         I. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation and that this Lease is binding upon said corporation in accordance with its terms. If, there is more than one party which is Tenant, the obligations imposed on Tenant are joint and several.

         J. Tenant agrees to look solely to Landlord's interest in the Building for satisfaction of any liability of or judgment against Landlord hereunder and that none of the partners of Landlord shall have any personal liability therefor.

         K. The covenants and conditions herein contained shall, subject to the provisions of Paragraph 15, apply to and bind the heirs, successors, executors, administrators, assigns and subtenants of the parties hereto.

         L. Landlord may use any of the Common Areas for purposes of completing or making repairs or alterations in any portion of the Building Complex.

         M. Landlord may as it relates to the Building and Building Complex change the name, increase the size by adding additional property, construct other buildings or improvements, change the location and/or character or make alterations or additions. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Proportionate Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

         N. As part of the Services Landlord provides hereunder, Landlord may elect to provide a concierge or security guard for more efficient operation of the Building Complex, and the cost therefor shall be included as an Operating Cost. Landlord is not obligated to provide such Services at any time or for any length of time. Tenant expressly acknowledges that Landlord has not represented to Tenant that the Building Complex are secure buildings or areas.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


                                          LANDLORD

                                          PLAZA II, LTD.
                                          By:  BPM Inc., a Colorado corporation
                                           Managing General Partner


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


                                          By      /s/ BPM, Inc.
                                            -----------------------------------

                                          Title:
                                                -------------------------------


                                          TENANT

                                          HIGH SPEED ACCESS CORP.


                                          By:     /s/ Richard J. Pulley
                                             ----------------------------------
                                             Richard J. Pulley
                                             Vice President of Operations



                                  EXHIBIT LIST

(Check if applicable)

  X      Exhibit A - The Premises
 ---
  X      Exhibit B - Legal Description
 ---
  X      Exhibit C - Rules and Regulations
 ---
  X      Exhibit D - Space Plan
 ---
  X      Addendum
 ---


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